Exhibit 99 (a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311      Fax:  (518) 381-3668

Subsidiary:	TrustCo Bank	NASDAQ -- TRST

Contact:	Robert Leonard
Executive Vice President and
Chief Risk Officer
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo is Pleased to Report First Quarter 2020 Results;
Net Income of $13.3 Million and 6.7% Average Residential Loan Growth Year over Year

Glenville, New York – April 21, 2020

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced first quarter 2020 net income of $13.3 million or $0.138 diluted earnings per share.  Average residential loan growth increased 6.7% or $226.7 million for the first quarter 2020 compared to the first quarter 2019.

Summary

Robert J. McCormick, Chairman, President and Chief Executive Officer noted, “First and foremost, I hope you and your families are healthy and safe during this difficult time.  Please know we are committed to being a pillar in our community for all.  Providing Home Town Service will always remain constant in this time of uncertainty.  It’s been hard, but we are all in this together.  We are thankful to those on the front lines from medical centers to food banks that are providing the necessary services for those affected physically, emotionally, and financially by COVID-19.”

TrustCo has created a “COVID-19 Fund” and will donate time and financial support to front line organizations across the communities we serve.  In addition, to support our borrowers experiencing economic hardships, we have launched a “COVID-19 Financial Relief Program.” This program includes loan modifications, such as deferments on residential and commercial loans by request, and short-term reduced-rate personal loans of up to $5,000.  TrustCo is also working with the Small Business Administration to offer federal relief to our small business clients through the Paycheck Protection Program.

The beginning of 2020 saw continued loan and deposit growth. Our focus on traditional lending criteria and conservative balance sheet management has produced consistent earnings while maintaining strong liquidity and growing capital. This approach allowed us to continue to expand our business and take advantage of changes in market and competitive conditions.  Though the pandemic has created an uncertain future, we are well-positioned to help our customers through this economic disruption and turmoil. We continue to hire across our locations for all levels of branch staff.  As we enter a traditionally busy season for residential lending, the Bank is well-positioned to deploy its existing liquidity into our residential loan portfolio and we will be paying close attention to how the market changes under current circumstances.

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TrustCo saw average loans grow 5.4% in the first quarter of 2020 compared to the first quarter of 2019.  Year over year, loan portfolio expansion was funded by a combination of utilizing a portion of our strong cash balances, cash flow from investments, and the  growth in funding from customer deposits.  The continued shift in earning assets toward higher yielding loans has helped to manage margin compression driven by the higher cost of funds.  Total average deposits are up $121.0 million or 2.8% in the first quarter 2020 compared to the prior year.

Details

Average loans were up $209.1 million or 5.4% in the first quarter 2020 over the same period in 2019.  Average residential loans, our primary lending focus, were up $226.7 million or 6.7% in the first quarter 2020, over the same period in 2019.  Average deposits were up $121.0 million or 2.8% for the first quarter 2020 over the same period a year earlier.  The increase in deposits was primarily the result of a $96.2 million or 18.6% increase in average money market accounts versus prior year.  Excluding time deposits, total average core deposit accounts, which consist of checking, savings and money market deposits, were up $104.3 million or 3.5% for the first quarter 2020 compared to the first quarter 2019.  Within core, checking balances were up $51.6 million (including interest bearing and non‑interest bearing balances).

The cost of interest bearing liabilities remained relatively flat in the first quarter 2020 from the first quarter 2019.  A significant portion of our CD portfolio repriced during 2019 and in the first quarter 2020 with additional still to reprice in the second quarter.  The net interest margin for the first quarter 2020 was 3.05%, down 19 basis points from 3.24% in the first quarter of 2019 primarily due to federal interest rate cuts over the same period resulting in less interest earned on our short-term funds and variable rate loans.  Our growth in deposits was primarily a result of core deposit growth while remaining at relatively the same cost.  Additionally, because we offered competitive shorter term rates on our time deposits in the past, we expect cost of interest bearing liabilities to continue to decrease as these reprice at lower rates.

The Bank continued to demonstrate its ability to grow and manage shareholders’ equity.  Average equity was up $47.2 million or 9.5% in the first quarter of 2020 compared to the same period in 2019. On this expanded equity, return on average assets and return on average equity for the first quarter 2020 were 1.03% and 9.87%.  The Company also purchased 489 thousand shares of stock under the announced Stock Repurchase Plan.  Overall expense control continues to be a key area of focus.  Total operating expenses decreased by $599 thousand or 2.4% in the first quarter 2020 as compared to the first quarter 2019, driven by declines in professional services, advertising expense, and FDIC Insurance, partially offset by increases in outsourced services and ORE expenses, net.

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Asset quality measures have stayed consistent.  Nonperforming loans (NPLs) were $20.7 million at March 31, 2020, compared to $24.7 million at March 31, 2019.  NPLs were equal to 0.51% of total loans at March 31, 2020, compared to 0.64% at March 31, 2019.  The coverage ratio, or allowance for loan losses to NPLs, was 222.5% at March 31, 2020, compared to 180.5% at March 31, 2019.  Nonperforming assets (NPAs) were $22.0 million at March 31, 2020 compared to $26.0 million at March 31, 2019.  The ratio of allowance for loan losses to total loans was 1.13% as of March 31, 2020, compared to 1.09% at December 31, 2019.  The allowance for loan losses was $46.2 million at March 31, 2020 compared to $44.3 million at December 31, 2019.  The provision for loan losses increased $1.7 million to $2.0 million in the first quarter 2020 compared to the same period in the prior year, primarily driven by the uncertainty in the current economic environment resulting from COVID-19.  The Bank did not adopt “FASB Accounting Standards Update 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“CECL”) as of January 1, 2020 as allowed by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).  The Bank will adopt CECL as required by the CARES Act at the earlier of the termination of the National Emergency concerning COVID-19 or December 31, 2020.  Net chargeoffs for the first quarter 2020 decreased versus the first quarter 2019, at $162 thousand from $395 thousand in the year earlier period, driven by a non performing loan sale in the prior year.  The annualized net chargeoff ratio was 0.02% for the first quarter 2020, compared to 0.04% in the first quarter 2019.

At March 31, 2020 the equity to asset ratio was 10.43%, compared to 9.73% at March 31, 2019. As mentioned earlier the Bank is proud of its ability to grow shareholder value. Book value per share at March 31, 2020 was $5.68 up 9.7% compared to $5.18 a year earlier.

TrustCo Bank Corp NY is a $5.3 billion savings and loan holding company and through its subsidiary, TrustCo Bank, operated 148 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at March 31, 2020.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss first quarter 2020 results will be held at 9:00 a.m. Eastern Time on April 22, 2020.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10142447.  The call will also be audio webcast at: https://services.choruscall.com/links/trst200422.html, and will be available for one year.

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Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2020, including our expectations for the repricing of our CD portfolio and the stabilizing of our net interest margin, the impact of Federal Reserve actions regarding interest rates and the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  the effect of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations; our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of us and Trustco Bank and the continued receipt of approvals from our primary federal banking regulators under regulatory rules to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; unanticipated effects from the Tax Cut and Jobs Act that may limit its benefits or adversely impact our business;  the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; changes in consumer spending, borrowing and saving habits; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; changes in management personnel; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; technological changes and electronic, cyber and physical security breaches; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

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TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	3/31/2020		12/31/2019		3/31/2019
Summary of operations
Net interest income (TE)	$38,554		38,243		39,733
Provision for loan losses	2,000		200		300
Noninterest income	5,334		4,115		4,637
Noninterest expense	24,268		23,891		24,867
Net income	13,313		13,907		14,558

Per common share
Net income per share:
- Basic	$0.138		0.143		0.150
- Diluted	0.138		0.143		0.150
Cash dividends	0.068		0.068		0.068
Book value at period end	5.68		5.55		5.18
Market price at period end	5.41		8.67		7.76

At period end
Full time equivalent employees	813		814		899
Full service banking offices	148		148		148

Performance ratios
Return on average assets	1.03%		1.06		1.17
Return on average equity	9.87		10.41		11.93
Efficiency (1)	56.34		57.31		56.10
Net interest spread (TE)	2.91		2.86		3.11
Net interest margin (TE)	3.05		3.02		3.24
Dividend payout ratio	49.41		47.48		45.23

Capital ratios at period end
Consolidated tangible equity to tangible assets (2)	10.42%		10.30		9.72
Consolidated equity to assets	10.43%		10.31		9.73

Asset quality analysis at period end
Nonperforming loans to total loans	0.51		0.51		0.64
Nonperforming assets to total assets	0.42		0.43		0.50
Allowance for loan losses to total loans	1.13		1.09		1.16
Coverage ratio (3)	2.2	x	2.1	x	1.8	x

(1)	Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.
(2)	Non-GAAP measure; calculated as total equity less $553 of intangible assets divided by total assets less $553 of intangible assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent

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CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Interest and dividend income:
Interest and fees on loans	$42,063	42,002	41,923	41,432	41,253
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	421	609	996	821	783
State and political subdivisions	1	2	2	3	1
Mortgage-backed securities and collateralized mortgage obligations - residential	2,113	2,334	2,178	2,152	1,555
Corporate bonds	238	295	321	272	208
Small Business Administration - guaranteed participation securities	245	253	282	289	297
Other securities	6	6	6	5	5
Total interest and dividends on securities available for sale	3,024	3,499	3,785	3,542	2,849

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations - residential	175	184	187	209	217
Total interest on held to maturity securities	175	184	187	209	217

Federal Reserve Bank and Federal Home Loan Bank stock	82	203	81	199	85

Interest on federal funds sold and other short-term investments	1,267	1,635	2,552	3,282	3,009
Total interest income	46,611	47,523	48,528	48,664	47,413

Interest expense:
Interest on deposits:
Interest-bearing checking	16	21	52	94	121
Savings	233	271	323	367	377
Money market deposit accounts	1,096	1,175	1,177	1,119	826
Time deposits	6,391	7,468	7,974	7,512	5,976
Interest on short-term borrowings	322	347	359	381	381
Total interest expense	8,058	9,282	9,885	9,473	7,681

Net interest income	38,553	38,241	38,643	39,191	39,732

Less: Provision for loan losses	2,000	200	-	(341)	300
Net interest income after provision for loan losses	36,553	38,041	38,643	39,532	39,432

Noninterest income:
Trustco Financial Services income	1,600	1,454	1,517	1,683	1,733
Fees for services to customers	2,315	2,377	2,602	2,611	2,520
Net gain on securities transactions	1,155	-	-	-	-
Other	264	284	806	620	384
Total noninterest income	5,334	4,115	4,925	4,914	4,637

Noninterest expenses:
Salaries and employee benefits	11,373	11,743	11,725	11,711	11,451
Net occupancy expense	4,306	4,399	4,094	4,006	4,167
Equipment expense	1,802	1,768	1,689	1,709	1,902
Professional services	1,481	1,449	1,507	1,568	1,650
Outsourced services	2,075	1,925	1,875	1,875	1,925
Advertising expense	488	464	494	778	785
FDIC and other insurance	294	259	282	598	648
Other real estate expense (income), net	194	(385)	33	210	(24)
Other	2,255	2,269	2,371	2,447	2,363
Total noninterest expenses	24,268	23,891	24,070	24,902	24,867

Income before taxes	17,619	18,265	19,498	19,544	19,202
Income taxes	4,306	4,358	4,790	4,877	4,644

Net income	$13,313	13,907	14,708	14,667	14,558

Net income per common share:
- Basic	$0.138	0.143	0.152	0.152	0.150

- Diluted	0.138	0.143	0.152	0.151	0.150

Average basic shares (in thousands)	96,727	96,919	96,907	96,822	96,744
Average diluted shares (in thousands)	96,750	97,015	96,977	96,891	96,822

Note: Taxable equivalent net interest income	$38,554	38,243	38,644	39,192	39,733

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CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
ASSETS:

Cash and due from banks	$43,362	48,198	49,526	42,471	43,064
Federal funds sold and other short term investments	492,691	408,648	401,151	517,684	576,123
Total cash and cash equivalents	536,053	456,846	450,677	560,155	619,187

Securities available for sale:
U. S. government sponsored enterprises	54,970	104,512	164,490	184,448	148,292
States and political subdivisions	112	162	169	170	172
Mortgage-backed securities and collateralized mortgage obligations - residential	352,067	389,517	406,166	354,679	312,946
Small Business Administration - guaranteed participation securities	46,768	48,511	50,970	53,091	54,113
Corporate bonds	48,564	30,436	40,281	40,467	30,258
Other securities	685	685	683	685	685
Total securities available for sale	503,166	573,823	662,759	633,540	546,466

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	17,720	18,618	19,705	20,667	21,609
Total held to maturity securities	17,720	18,618	19,705	20,667	21,609

Federal Reserve Bank and Federal Home Loan Bank stock	9,183	9,183	9,183	9,183	8,953

Loans:
Commercial	195,805	199,499	192,443	190,507	190,347
Residential mortgage loans	3,627,121	3,583,774	3,508,647	3,428,829	3,376,193
Home equity line of credit	265,753	267,922	273,526	277,559	282,034
Installment loans	10,713	11,001	10,703	9,514	12,579
Loans, net of deferred net costs	4,099,392	4,062,196	3,985,319	3,906,409	3,861,153

Less: Allowance for loan losses	46,155	44,317	44,329	44,365	44,671
Net loans	4,053,237	4,017,879	3,940,990	3,862,044	3,816,482

Bank premises and equipment, net	34,428	34,622	34,168	34,058	34,428
Operating lease right-of-use assets	49,955	51,475	49,618	51,097	51,559
Other assets	52,905	58,876	55,369	56,926	57,637

Total assets	$5,256,647	5,221,322	5,222,469	5,227,670	5,156,321

LIABILITIES:
Deposits:
Demand	$480,255	463,858	453,439	432,780	408,417
Interest-bearing checking	895,254	875,672	869,101	888,433	895,099
Savings accounts	1,122,116	1,113,146	1,110,947	1,132,308	1,150,329
Money market deposit accounts	617,198	599,163	570,457	562,318	538,043
Time deposits	1,367,005	1,398,177	1,457,223	1,446,428	1,421,181
Total deposits	4,481,828	4,450,016	4,461,167	4,462,267	4,413,069

Short-term borrowings	148,090	148,666	151,095	166,746	159,778
Operating lease liabilities	54,998	56,553	54,731	56,237	56,723
Accrued expenses and other liabilities	23,546	27,830	29,313	26,790	25,033

Total liabilities	4,708,462	4,683,065	4,696,306	4,712,040	4,654,603

SHAREHOLDERS' EQUITY:
Capital stock	100,205	100,205	100,200	100,180	100,180
Surplus	176,431	176,427	176,395	176,396	176,510
Undivided profits	294,553	288,067	280,542	272,433	264,364
Accumulated other comprehensive income (loss), net of tax	11,392	4,461	(71)	(1,774)	(7,011)
Treasury stock at cost	(34,396)	(30,903)	(30,903)	(31,605)	(32,325)

Total shareholders' equity	548,185	538,257	526,163	515,630	501,718

Total liabilities and shareholders' equity	$5,256,647	5,221,322	5,222,469	5,227,670	5,156,321

Outstanding shares (in thousands)	96,433	96,922	96,917	96,822	96,746

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NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$630	816	888	905	701
Real estate mortgage - 1 to 4 family	18,570	18,407	18,275	19,633	22,343
Installment	24	3	13	1	26
Total non-accrual loans	19,224	19,226	19,176	20,539	23,070
Other nonperforming real estate mortgages - 1 to 4 family	27	29	30	31	33
Total nonperforming loans	19,251	19,255	19,206	20,570	23,103
Other real estate owned	1,284	1,579	2,409	2,625	1,262
Total nonperforming assets	$20,535	20,834	21,615	23,195	24,365

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	1,492	1,614	1,809	1,564	1,644
Installment	-	-	-	-	-
Total non-accrual loans	1,492	1,614	1,809	1,564	1,644
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	1,492	1,614	1,809	1,564	1,644
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$1,492	1,614	1,809	1,564	1,644

Total
Loans in nonaccrual status:
Commercial	$630	816	888	905	701
Real estate mortgage - 1 to 4 family	20,062	20,021	20,084	21,197	23,987
Installment	24	3	13	1	26
Total non-accrual loans	20,716	20,840	20,985	22,103	24,714
Other nonperforming real estate mortgages - 1 to 4 family	27	29	30	31	33
Total nonperforming loans	20,743	20,869	21,015	22,134	24,747
Other real estate owned	1,284	1,579	2,409	2,625	1,262
Total nonperforming assets	$22,027	22,448	23,424	24,759	26,009

Quarterly Net Chargeoffs (Recoveries)

New York and other states*
Commercial	$1	(1)	(28)	(1)	4
Real estate mortgage - 1 to 4 family	140	146	39	(54)	318
Installment	4	67	9	45	23
Total net chargeoffs	$145	212	20	(10)	345

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	(2)	(1)	-	(25)	19
Installment	19	1	16	-	31
Total net chargeoffs	$17	-	16	(25)	50

Total
Commercial	$1	(1)	(28)	(1)	4
Real estate mortgage - 1 to 4 family	138	145	39	(79)	337
Installment	23	68	25	45	54
Total net chargeoffs	$162	212	36	(35)	395

Asset Quality Ratios

Total nonperforming loans (1)	$20,743	20,869	21,015	22,134	24,747
Total nonperforming assets (1)	22,027	22,448	23,424	24,759	26,009
Total net chargeoffs (2)	162	212	36	(35)	395

Allowance for loan losses (1)	46,155	44,317	44,329	44,365	44,671

Nonperforming loans to total loans	0.51%	0.51%	0.53%	0.57%	0.64%
Nonperforming assets to total assets	0.42%	0.43%	0.45%	0.47%	0.50%
Allowance for loan losses to total loans	1.13%	1.09%	1.11%	1.14%	1.16%
Coverage ratio (1)	222.5%	212.4%	210.9%	200.4%	180.5%
Annualized net chargeoffs to average loans (2)	0.02%	0.02%	0.00%	0.00%	0.04%
Allowance for loan losses to annualized net chargeoffs (2)	71.2	x	52.3	x	307.8	x	N/A	28.3	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

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DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)
(Unaudited)	Three months ended March 31, 2020			Three months ended March 31, 2019
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$92,369	421	1.82%	$154,258	783	2.03%
Mortgage backed securities and collateralized mortgage obligations - residential	371,768	2,113	2.27	273,004	1,555	2.28
State and political subdivisions	114	2	7.59	168	2	7.85
Corporate bonds	28,332	238	3.36	26,862	208	3.09
Small Business Administration - guaranteed participation securities	47,418	245	2.06	57,057	297	2.08
Other	685	6	3.50	685	5	2.92

Total securities available for sale	540,686	3,025	2.26	512,034	2,850	2.23

Federal funds sold and other short-term Investments	412,076	1,267	1.24	502,976	3,009	2.43

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	18,144	175	3.86	22,037	217	3.94

Total held to maturity securities	18,144	175	3.86	22,037	217	3.94

Federal Reserve Bank and Federal Home Loan Bank stock	9,183	82	3.57	8,953	85	3.80

Commercial loans	198,047	2,542	5.13	193,738	2,583	5.33
Residential mortgage loans	3,601,728	36,461	4.05	3,374,990	34,864	4.14
Home equity lines of credit	265,461	2,868	4.35	286,199	3,537	5.01
Installment loans	10,717	192	7.20	11,897	269	9.17

Loans, net of unearned income	4,075,953	42,063	4.13	3,866,824	41,253	4.28

Total interest earning assets	5,056,042	46,612	3.69	4,912,824	47,414	3.87

Allowance for loan losses	(44,520)			(44,947)
Cash & non-interest earning assets	193,619			176,009

Total assets	$5,205,141			$5,043,886

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$871,153	16	0.01%	$880,474	121	0.06%
Money market accounts	614,201	1,096	0.72	517,995	826	0.65
Savings	1,116,558	233	0.08	1,160,142	377	0.13
Time deposits	1,369,914	6,391	1.88	1,353,160	5,976	1.79

Total interest bearing deposits	3,971,826	7,736	0.78	3,911,771	7,300	0.76
Short-term borrowings	153,668	322	0.84	159,076	381	0.97

Total interest bearing liabilities	4,125,494	8,058	0.79	4,070,847	7,681	0.77

Demand deposits	458,476			397,522
Other liabilities	79,003			80,579
Shareholders' equity	542,168			494,938

Total liabilities and shareholders' equity	$5,205,141			$5,043,886

Net interest income, tax equivalent		38,554			39,733

Net interest spread			2.91%			3.11%

Net interest margin (net interest income to total interest earning assets)			3.05%			3.24%

Tax equivalent adjustment		(1)			(1)

Net interest income		38,553			39,732

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Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of nonperforming loans and securities and other non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)

	3/31/2020	12/31/2019	3/31/2019

Tangible Equity to Tangible Assets
Total Assets (GAAP)	$5,256,647	5,221,322	5,156,321
Less: Intangible assets	553	553	553
Tangible assets (Non-GAAP)	5,256,094	5,220,769	5,155,768

Equity (GAAP)	548,185	538,257	501,718
Less: Intangible assets	553	553	553
Tangible equity (Non-GAAP)	547,632	537,704	501,165
Tangible Equity to Tangible Assets (Non-GAAP)	10.42%	10.30%	9.72%
Equity to Assets (GAAP)	10.43%	10.31%	9.73%

	Three months ended
Efficiency Ratio	3/31/2020	12/31/2019	3/31/2019

Net interest income (fully taxable equivalent) (Non-GAAP)	38,554	38,243	39,733
Non-interest income (GAAP)	5,334	4,115	4,637
Less: Net gain on securities	1,155	-	-
Revenue used for efficiency ratio (Non-GAAP)	42,733	42,358	44,370

Total noninterest expense (GAAP)	24,268	23,891	24,867
Less: Other real estate expense (income), net	194	(385)	(24)
Expense used for efficiency ratio (Non-GAAP)	24,074	24,276	24,891

Efficiency Ratio	56.34%	57.31%	56.10%

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